UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

______________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2005

BioScrip, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York		10523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1: LETTER AGREEMENT

Item 1.01 Entry Into a Material Definitive Agreement.

     On May 31, 2005, BioScrip, Inc. (“BioScrip”) entered into a letter agreement with Alfred Carfora which modified the terms of his employment arrangement with BioScrip. The letter agreement confirms that upon consummation of the merger of BioScrip (formerly MIM Corporation) and Chronimed Inc. Mr. Carfora stepped down as President and Chief Operating Officer of BioScrip, continued to remain employed by BioScrip as Executive Vice President and waived his right to receive severance as a result of his change in position. The letter also provides that Mr. Carfora will have the right to terminate his employment with BioScrip on the one year anniversary of the merger for any reason or at any time for “Good Reason (as defined in the agreement) and receive severance and, in certain circumstances, an additional retention payment each equal to an additional year of salary as more fully described below and in the attached exhibit.

     Under the letter agreement, if Mr. Carfora terminates his employment on the one year anniversary of the merger or if he is terminated other than for “Cause” (as defined in the agreement) or he terminates his employment for Good Reason at any time on or prior to the one year anniversary of the merger (i)  he is entitled to receive a retention payment equal to one year of salary at his then current salary level; (ii)  he is entitled to receive a severance payment equal to one year of salary at his then current salary level; (iii) all outstanding unvested stock options vest and become immediately exercisable; (iv) the time period within which he may exercise his vested stock options is extended for a period of one year from the date of termination of employment, and (v) BioScrip shall continue to provide health insurance coverage for him and his eligible dependents for a period of two years from the date of termination of employment. If he does not terminate his employment with BioScrip or BioScrip does not terminate his employment for “Cause” (as defined below) on or prior to the Anniversary Date he will be paid a special retention payment in the amount of one year salary at his then current salary level.

     Also under the letter agreement, if at any time from and after the one year anniversary of the merger he is terminated other than for Cause or he terminates his employment for Good Reason (i) he will be entitled to receive severance payments equal to one year of salary at his then current salary level; (ii) all outstanding unvested stock options vest and become immediately exercisable; (iii) the time period within which he may exercise his vested stock options is extended for a period of one year from the date of termination of employment; and (iv) BioScrip shall continue to provide health insurance coverage for him and his eligible dependents for a period of two years from the date of termination of employment.

     The letter agreement supersedes Mr. Carfora’s a prior employment letter agreement, dated January 28, 2004, between MIM Corporation and Mr. Carfora.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following information is furnished as an exhibit to this Current Report:

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated May 31, 2005, between BioScrip, Inc. and Alfred Carfora.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: June 6, 2005	BIOSCRIP, INC.
	By:	/s/ Barry A. Posner
Barry A. Posner,
Executive Vice President, Secretary and General Counsel

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